UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2011

CLEAN DIESEL TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33710	06-1393453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4567 TELEPHONE ROAD, SUITE 206 VENTURA, CALIFORNIA	93003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 639-9458

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K is being amended solely to update the information included in Item 5.02 to reflect Mr. Rogers’ date of termination of employment.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2011, Timothy Rogers, our Senior Corporate Vice President – Product Development and member of our Board of Directors, provided notice to our Chief Executive Officer of his resignation as Senior Corporate Vice President – Product Development. Mr. Rogers’ employment agreement contains a six-month notice period. Mr. Rogers also provided notice of his intent to resign as a Director. On March 8, 2011, we agreed with Mr. Rogers that his employment will cease effective April 30, 2011. The actual date of his departure as a Director continues to remain the subject of discussion. Mr. Rogers’ decision to resign his employment and Directorship was not the result of any disagreement with our company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

March 10, 2011	By:	/s/ Nikhil A. Mehta

Name: Nikhil A. Mehta
Title: Chief Financial Officer